UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Tampa, Florida		33602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2014, the Board of Directors of the Company approved and adopted an amendment to Section 3.10 of our Bylaws (the Amendment”), to be effective immediately, implementing a majority voting standard for the election of directors by shareholders in uncontested elections. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 3.1. Previously, our Bylaws provided for directors to be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors in all elections. The plurality voting standard will continue to apply in contested elections.

The Board also approved an amendment to the Charter of the Nominating and Corporate Governance Committee of the Board which provides that each incumbent director that is recommended by the Committee to the Board for reelection shall have delivered to the Committee a signed letter of resignation from the Board which shall become effective only if the director fails to receive a sufficient number of votes for re-election at the annual meeting of shareholders and the Board determines to accept the resignation.

Item 9.01 FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits.

Number	Description

3.1	Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

By:	/s/ Charles E. Sykes
Charles E. Sykes President and Chief Executive Officer

Date: March 24, 2014

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